                                                                     EXHIBIT 4.3


                               KMART CORPORATION,
                                     Issuer

                                       and



                              THE BANK OF NEW YORK,
                                     Trustee

              -----------------------------------------------------


                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of December 13, 1999

                                       to

                                    INDENTURE

                          Dated as of December 13, 1999


              -----------------------------------------------------


                              8 3/8% Notes Due 2004

                                TABLE OF CONTENTS



                                                                                             PAGE

                                    ARTICLE 1
                                   DEFINITIONS
SECTION 1.01.  Definitions......................................................................1

                                    ARTICLE 2
                                 TERMS OF NOTES

SECTION 2.01.  Designation of Notes; Aggregate Principal Amount.................................3
SECTION 2.02.  Form of Notes....................................................................3
SECTION 2.03.  Certain Terms of the Notes.......................................................4
SECTION 2.04.  Global Form......................................................................4
SECTION 2.05.  Defeasance.......................................................................4
SECTION 2.06.  Covenants........................................................................4
SECTION 2.07.  Additional Notes.................................................................4

                                    ARTICLE 3
                        COVENANTS APPLICABLE TO THE NOTES

SECTION 3.01.  Restrictions on Liens............................................................5
SECTION 3.02.  Limitations on Sale and Leaseback Transactions...................................7

                                    ARTICLE 4
                              SUCCESSOR CORPORATION

SECTION 4.01.  Consolidation, Merger and Sale of Assets.........................................8

                                    ARTICLE 5
                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 5.01.  Indenture Satisfaction and Discharge Provisions..................................9
SECTION 5.02.  Company's Option to Effect Defeasance or Covenant
               Defeasance.......................................................................9
SECTION 5.03.  Defeasance and Discharge.........................................................9
SECTION 5.04.  Covenant Defeasance..............................................................9
SECTION 5.05.  Conditions to Defeasance and Discharge or Covenant
               Defeasance.......................................................................9


                                                                                             PAGE

                                    ARTICLE 6
                                  MISCELLANEOUS
SECTION 6.01.  Ratification and Confirmation...................................................11
SECTION 6.02.  Recitals, Validity and Sufficiency..............................................11
SECTION 6.03.  Counterparts....................................................................11
SECTION 6.04.  Governing Law...................................................................11

EXHIBIT A:    Form of Note....................................................................A-1


         FIRST SUPPLEMENTAL INDENTURE dated as of December 13, 1999 (the "FIRST SUPPLEMENTAL INDENTURE") between Kmart Corporation, a corporation duly organized and existing under the laws of the State of Michigan (the "COMPANY") and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE").

         WHEREAS, the Company has executed and delivered to the Trustee an Indenture dated as of December 13, 1999 (the "INDENTURE") providing for the issuance from time to time of one or more series of the Company's debt securities;

         WHEREAS, Section 2.01 of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Section
2.01 and Section 9.01 of the Indenture; and

         WHEREAS, the Company is entering into this First Supplemental Indenture to establish the form and terms of its 8 3/8% Notes Due 2004 (the "NOTES").

         NOW THEREFORE, in consideration of the premises and the purchase of the Notes by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of Notes as follows:



                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Indenture has the meaning assigned to such term in the Indenture. The following terms, as used herein, have the following meanings:

         "ATTRIBUTABLE DEBT" means, with respect to a Sale and Leaseback Transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended), using a discount rate equal to the average interest rate per annum used to calculate the present value of operating lease payments for the most recent year in the Company's most recent Annual Report to Stockholders. The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

         "CONSOLIDATED NET TANGIBLE ASSETS" means the total of all the assets appearing on the consolidated balance sheet of the Company and its Subsidiaries, less the following:

         (1) current liabilities, including liabilities for Debt maturing more than 12 months from the date of the original creation thereof but maturing within 12 months from the date of determination;

         (2)      reserves for depreciation and other asset valuation reserves;

         (3) intangible assets, including, without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other similar intangibles carried as an asset on said balance sheet; and

         (4) appropriate adjustments on account of minority interests of other Persons holding stock in any Subsidiary of the Company.

         Consolidated Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company and its Subsidiaries are engaged and that are approved by the independent accountants regularly retained by the Company, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

         "DEBT" means, all obligations of a Person for borrowed money, including obligations secured by Liens on property owned by the Person whether or not the Person is directly liable for the obligations.

         "FUNDED DEBT" means Debt which matures more than one year from the date of computation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date.

         "LIEN" means any mortgage, deed of trust, security interest, pledge, lien or other encumbrance.

         "OPERATING PROPERTY" means (a) all real property and improvements thereon owned by the Company or a Subsidiary constituting, without limitation, any store, warehouse, service center or distribution center wherever located, provided that such term shall not include any store, warehouse, service center or distribution center which the Company's Board of Directors declares by resolution, together with all other stores, warehouses, service centers or distribution centers similarly not included in such term, not to be of material importance to the business of the Company and its Subsidiaries taken as a whole, and (b) all equipment (including all transportation and warehousing equipment but excluding office equipment and data processing equipment) owned by the Company or a Subsidiary.

         "SALE AND LEASEBACK TRANSACTION" means any arrangement with any Person providing for the leasing to the Company or any Subsidiary of any Operating Property, which Operating Property has been or is to be sold or transferred by the Company or such Subsidiary to such Person.

         "SUBSIDIARY" means (1) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company, by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or (2) any other Person in which the Company, or one or more Subsidiaries, or the Company and one or more Subsidiaries, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs of such Person.



                                    ARTICLE 2
                                 TERMS OF NOTES

         SECTION 2.01. Designation of Notes; Aggregate Principal Amount. Subject to and in accordance with Section 2.01 of the Indenture, the Company hereby establishes a series of securities to be issued under the Indenture with the title "8 3/8% Notes Due 2004." The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture shall be $300,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes and except as set forth in
Section 2.07 in this First Supplemental Indenture).

         SECTION 2.02. Form of Notes. The form of the Notes and the form of the Certificate of Authentication for the Notes shall be substantially in the form of Exhibit A hereto.

         SECTION 2.03. Certain Terms of the Notes. Set forth in the form of the Notes attached hereto as Exhibit A are:

                 (i)   the date on which the principal of the Notes is payable;

                (ii)   the rate at which the Notes shall bear interest;

               (iii) the place where payments with respect to the Notes shall be payable;

                (iv) the date from which interest on the Notes will accrue, the Interest Payment Dates and the record dates for the determination of holders to whom interest is payable on Interest Payment Dates; and

                 (v) the period within which, the price at which and the terms and conditions upon which, the Notes may be redeemed.

         SECTION 2.04. Global Form. The Notes will be issued initially as a Global Security in accordance with Section 2.11 of the Indenture. The Depositary for the Notes shall be The Depository Trust Company, a New York corporation.

         SECTION 2.05. Defeasance. The Notes shall be subject to defeasance as set forth in Article XI of the Indenture as amended and supplemented by Article 5 of this First Supplemental Indenture.

         SECTION 2.06. Covenants. Holders of the Notes shall have the benefit of the additional restrictive covenants set forth in Article 3 and 4 of this First Supplemental Indenture.

         SECTION 2.07. Additional Notes. Notwithstanding Section 2.01 of this First Supplemental Indenture, the Company may, without the consent of the holders of Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Notes. Any additional notes having such similar terms, together with the Notes, will constitute a single series of Notes under the Indenture, and will be issued in compliance with
Section 2.01 of the Indenture.

                                    ARTICLE 3
                        COVENANTS APPLICABLE TO THE NOTES

         For the sole benefit of the holders of the Notes, the Company agrees:

         SECTION 3.01. Restrictions on Liens. (a) The Company will not, nor will it permit any Subsidiary to, issue, assume or guarantee any Debt secured by any Lien upon any Operating Property or upon any shares of stock or Debt of any Subsidiary (whether such Operating Property, shares of stock or Debt is now or hereafter acquired) without in any such case effectively securing, concurrently with the issuance, assumption or guaranty of any such Debt, the Notes (together with, if the Company shall so determine, any other Debt of or guaranteed by the Company or such Subsidiary ranking equally with such Notes and then existing or thereafter created) equally and ratably with such Debt; provided that the foregoing restrictions shall not apply to:

               (i) Liens on any Operating Property acquired, constructed or improved by the Company or any Subsidiary after the date of the Indenture to secure Debt issued, assumed or guaranteed within 360 days after such acquisition or completion of construction or improvement to provide for the payment of the purchase price of, or the cost of constructing or improving, such Operating Property;

               (ii) Liens existing on any Operating Property at the time of its acquisition by the Company or one of its Subsidiaries, or Liens on any shares of stock or Debt of any Subsidiary existing at the time it becomes a Subsidiary;

               (iii) Liens existing on any property acquired from a Person that is merged with or into the Company or a Subsidiary;

               (iv) Liens to secure Debt of a Subsidiary to the Company or to another Subsidiary;

               (v) Liens in existence on any Operating Property or any shares of stock or Debt of any Subsidiary on the date of the Indenture;

               (vi) Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

               (vii) Liens imposed by law, such as carriers', warehousemen's, mechanics', landlord's, materialmen's, repairmen's or other like Liens;

               (viii) pledges or deposits in connection with workers' compensation, unemployment insurance and similar legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

               (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (x) Liens for taxes, assessments, governmental charges or levies not yet due or which are being contested in good faith;

               (xi) any Lien incurred or assumed in connection with the issuance by a state or political subdivision of a state of any securities the interest on which is exempt from Federal income taxes by virtue of Section 103 of the Internal Revenue Code of 1986, as amended, or any other laws and regulations in effect at the time of such issuance; or

               (xii) Liens securing Debt incurred to extend, renew or replace in whole or in part Debt secured by any Lien, provided that (a) the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and (b) such extension, renewal or replacement shall be limited to all or a part of the property that secured the Debt so extended, renewed or replaced plus improvements on such property.

         (b) In addition to the foregoing, the Company and its Subsidiaries may issue, assume or guarantee Debt secured by a Lien upon any Operating Property or shares of stock or Debt of any Subsidiary or enter into a Sale and Leaseback Transaction involving any Operating Property without equally and ratably securing the Notes if the sum of (1) the amount of the Debt secured by Liens otherwise prohibited by Section 3.01(a) and (2) the Attributable Debt of all Sale and Leaseback Transactions otherwise prohibited by Section 3.02 does not exceed at the time 10% of Consolidated Net Tangible Assets.

         (c) If at any time the Company or any Subsidiary shall issue, assume or guarantee any Debt secured by any Lien upon any Operating Property or shares of stock or Debt of any Subsidiary and if Section 3.01(a) requires that the Notes be secured equally and ratably with such Debt, the Company will promptly execute, at its expense, any instruments necessary to so equally and ratably secure such Notes and deliver the same to the Trustee together with:

               (i) an Officers' Certificate stating that the covenant of the Company contained in Section 3.01(a) has been complied with; and

               (ii) an Opinion of Counsel to the effect that such covenant has been complied with, and that any instruments executed by the Company in the performance of such covenant comply with the requirements of such covenant.

         (d) If the Company shall hereafter secure the Notes equally and ratably with any other Debt pursuant to the provisions of this Section 3.01, the Trustee is hereby authorized to enter into an indenture or supplemental indenture and to take such action, if any, as it may deem advisable to enable it to enforce effectively the rights of the holders of the Notes so secured, equally and ratably with such other Debt.

         SECTION 3.02. Limitations on Sale and Leaseback Transactions. The Company will not, nor will it permit any Subsidiary to, enter into any Sale and Leaseback Transaction involving any Operating Property, unless within 360 days of the effective date of such Sale and Leaseback Transaction, the Company or such Subsidiary applies or causes to be applied an amount equal to the greater of (i) the fair market value of the Operating Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction (as determined by the Company's Board of Directors) and (ii) the net proceeds of the sale of the Operating Property sold and leased back pursuant to such Sale and Leaseback Transaction, to:

         (a) the prepayment or retirement (other than mandatory prepayment or retirement) of Funded Debt of the Company or any Subsidiary, or

         (b) the purchase of other property that will constitute Operating Property.

The foregoing restriction shall not apply to a Sale and Leaseback Transaction, if:

             (i) the Company or such Subsidiary would be entitled to issue, assume or guarantee Debt in an amount equal to the Attributable Debt of the Sale and Leaseback Transaction secured by the Operating Property without being required to equally and ratably secure the Notes pursuant to Section 3.01(a),

               (ii) such Sale and Leaseback Transaction is between the Company and a Subsidiary or between Subsidiaries, or

               (iii) such Sale and Leaseback Transaction involves taking back a lease for a period of three years or less (including renewals).



                                    ARTICLE 4
                              SUCCESSOR CORPORATION

         SECTION 4.01. Consolidation, Merger and Sale of Assets. The Company will not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

               (i) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases all or substantially all of the properties and assets of the Company shall be a corporation organized and existing under the laws of the United States of America, any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of this Indenture as supplemented by the First Supplemental Indenture on the part of the Company to be performed or observed;

               (ii) immediately after giving effect to such transaction, no Event of Default and no Default shall have happened and be continuing.

         The Trustee may require that the Company deliver an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Section 4.01 and that all conditions precedent herein provided for relating to such transaction have been complied with.

                                    ARTICLE 5
                       DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 5.01. Indenture Satisfaction and Discharge Provisions. Section
11.02 of the Indenture shall not apply to the Notes. Section 11.03 and 11.04 shall apply to all moneys and Governmental Obligations deposited with the Trustee or held by any paying agent under this Article 5.

         SECTION 5.02. Company's Option to Effect Defeasance or Covenant Defeasance. In addition to discharge of the Indenture pursuant to Section 11.01 of the Indenture, the Company may at its option elect at any time either (a) to effect a defeasance and discharge of the Notes under Section 5.03 hereof or (b) to effect a covenant defeasance of the Notes under Section 5.04 hereof, in each case upon compliance with the applicable conditions set forth in Section 5.05 hereof.

         SECTION 5.03. Defeasance and Discharge. Upon election by Company to effect a defeasance and discharge of the Notes under this Section 5.03 and satisfaction of the conditions precedent set forth in Section 5.05 the Company shall be deemed to have paid and discharged the Notes and the Company shall be deemed to have satisfied all its other obligations under the Notes and all its other obligations relating to the Notes under the Indenture, as supplemented by the First Supplemental Indenture, except for Sections 2.03, 2.05, 2.07, 4.01, 4.02, 4.03, 7.06, 7.10 and 11.05 of the Indenture that shall survive until the Notes mature and be paid. Thereafter, Sections 7.06 and 11.05 of the Indenture shall survive.

         SECTION 5.04. Covenant Defeasance. Upon election by the Company to effect a covenant defeasance of the Notes under this Section 5.04, the Company shall be released from its obligations under Sections 3.01 and 3.02 of this First Supplemental Indenture on or after the date the conditions precedent set forth in Section 5.05 are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in Section 3.01 or 3.02 of this First Supplemental Indenture.

         SECTION 5.05.  Conditions to Defeasance and Discharge or Covenant
Defeasance.   The following shall be conditions precedent to the application of either Section 5.03 or 5.04 :

               (i) the Company shall have deposited or cause to be deposited irrevocably with the Trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the holders of Notes, of cash in U.S. dollars (or such other money or currencies as shall then be legal tender in the United States) and/or Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on the Trustee), not later than the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to discharge principal (including premium, if any) under the Notes, and each installment of principal (including premium, if any) and interest on the Outstanding Notes on the stated maturity of such principal or installment of principal or interest on the dates on which such installments of principal and interest are due, in accordance with the terms of the Indenture, as supplemented by this First Supplemental Indenture, and the Notes;

               (ii) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that holders of the Notes will not, or there has been published by the Internal Revenue Service a ruling to the effect that holders of the Notes will not, recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under Section 5.03 or 5.04, as the case may be, and will be subject to Federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such defeasance or covenant defeasance had not occurred;

               (iii) no Event of Default or Default shall have occurred and be continuing on the date of such deposit, and no Event of Default under Sections 6.01(a)(5) or (6) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Sections 6.01(a)(5) or (6) shall have occurred and be continuing on the 91st day after such date;

               (iv) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

               (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance and discharge under Section 5.03 or the covenant defeasance under Section 5.04 (as the case may be) shall have been complied with;

               (vi) such defeasance and discharge or covenant defeasance will not result in the trust arising from such deposit to constitute an investment company under the Investment Company Act of 1940 or such trust shall be qualified under such act or exempt from regulation thereunder; and

               (vii) the Company has paid or caused to be paid all other sums payable with respect to the Outstanding Notes.



                                    ARTICLE 6
                                  MISCELLANEOUS

         SECTION 6.01. Ratification and Confirmation. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed. This First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         SECTION 6.02. Recitals, Validity and Sufficiency. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

         SECTION 6.03.  Counterparts.   This First Supplemental Indenture may be
executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 6.04. Governing Law. This First Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.




                                    KMART CORPORATION


                                    By: /s/ Martin E. Welch III
                                        ---------------------------------------
                                        Name: Martin E. Welch III
                                        Title: Senior Vice President and Chief
                                               Financial Officer

                                    THE BANK OF NEW YORK,
                                        as Trustee



                                    By: /s/ Ilianna A. Arciprete
                                        ---------------------------------------
                                        Name: Ilianna A. Arciprete
                                        Title: Assistant Treasurer

                                                                       EXHIBIT A


         [So long as the Notes are Global Securities with The Depository Trust Company as Depositary, include the following legends:

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         Except as provided in Section 2.11 of the Indenture, this Note may be transferred, in whole but not in part, by the Depositary only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.]

                                KMART CORPORATION

                              8 3/8% NOTE DUE 2004

No. 1

$300,000,000                                                    CUSIP: 482584BA6

         Kmart Corporation, a corporation duly organized and existing under the laws of the State of Michigan (the "ISSUER"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $300,000,000 on December 1, 2004, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semi-annually on June 1 and December 1 of each year (each, an "INTEREST PAYMENT DATE"), commencing December 1, 1999, the amount of interest on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from December 1, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         The interest payable on any Interest Payment Date which is punctually paid or duly provided for on such Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on May 15 or November 15 (in each case, whether or not a Business Day), as the case may be (each, a "REGULAR RECORD DATE"), immediately preceding such Interest Payment Date. Interest payable on this Note which is not punctually paid or duly provided for on any Interest Payment Date therefor shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest may either (i) be paid to the Person in whose name this
Note is registered at the close of business on a special record date to be established for such payment by the Trustee or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, all as more fully provided in the Indenture referred to on the reverse hereof. At the option of the Issuer, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of holders of the Notes or
(ii) at the expense of the Issuer, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee by such Person by the applicable record date of the Notes.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, KMART CORPORATION. has caused this instrument to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:   December 13, 1999

                                            KMART CORPORATION


[SEAL]                                      By: _______________________________
                                                Title:



                                            By: _______________________________
                                                Title:



Attest: ________________________
        Name:
        Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: December 13, 1999



                                                  THE BANK OF NEW YORK,
                                                  as Trustee



                                                  By: __________________________
                                                      Authorized Signatory

                                 REVERSE OF NOTE

                                KMART CORPORATION

                              8 3/8% NOTE DUE 2004

           1. Indenture. (a) This Note is one of a duly authorized issue of senior debt securities of the Issuer (hereinafter called the "NOTES") of a series designated as the 8 3/8% Notes Due 2004 of the Issuer, initially limited in aggregate principal amount to $300,000,000, all issued or to be issued under and pursuant to the Indenture, dated as of December 13, 1999, as supplemented by the First Supplemental Indenture, dated as of December 13, 1999 (as so amended and supplemented, the "INDENTURE"), between the Issuer and The Bank of New York, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Issuer, the Trustee and the holders of the Notes.

          (b) Other debentures, notes, bonds or other evidences of indebtedness (together with the Notes, hereinafter called the "SECURITIES") may be issued under the Indenture in one or more series, which different series may vary from the Notes and each other, as in the Indenture provided.

          (c) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

           2. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the holder of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

           3. Obligation to Pay Principal, Premium, if Any, and Interest. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

           4. Redemption. This Note may be redeemed, in whole or in part, at the option of the Issuer at any time, upon mailing a notice of such redemption not less than 30 days and not more than 60 days before the date of redemption to the holder of this Note as provided for in the Indenture, at a redemption price equal to the greater of (a) 100% of the principal amount of this Note and (b) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points plus, in each case, accrued interest thereon to the date of redemption. For purposes of the foregoing provisions, the following terms, as used herein have the following meanings:

         "ADJUSTED TREASURY RATE" means, with respect to any redemption date:
(i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (as defined below) (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date. The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

         "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by the Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities ("REMAINING LIFE").

         "COMPARABLE TREASURY PRICE" means (1) the average of five Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

         "INDEPENDENT INVESTMENT BANKER" means one of the Reference Treasury Dealers appointed by the Issuer.

         "REFERENCE TREASURY DEALER" means: (i) each of Morgan Stanley & Co. Incorporated, Chase Securities Inc., BancBoston Robertson Stephens Inc., Credit Suisse First Boston Inc., Lehman Brothers Inc. and their respective successors; provided that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "PRIMARY TREASURY DEALER"), the Issuer shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Issuer.

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

           5. Certain Covenants. The Indenture restricts the ability of the Issuer and its Subsidiaries to incur certain secured indebtedness and enter into certain sale and leaseback transactions. These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

           6. Effect of Event of Default. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.


           7. Defeasance. The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Note upon compliance by the Issuer with certain conditions set forth therein.

           8. Denominations; Exchanges. (a) The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denomination.

           9. Holder as Owner. The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

          10. No Liability of Certain Persons. No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future incorporator, shareholder, officer or director, as such, of the Issuer or of any successor corporation of either of them, either directly or through the Issuer, or any successor corporation, under any constitution, statute or rule of law or by the enforcement of any assessment or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

          11. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law provisions thereof.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT TAXPAYER
IDENTIFICATION NUMBER OF ASSIGNEE

---------------------------------

---------------------------------

---------------------------------

PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE,
OF ASSIGNEE

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

the within Note of Kmart Corporation and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of Kmart Corporation, with full power of substitution in the premises.

Dated:

                           ---------------------------------------
                                                  Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR
                  ENLARGEMENT OR ANY CHANGE WHATEVER.  THE
                  SIGNATURE SHOULD BE GUARANTEED BY A
                  COMMERCIAL BANK OR TRUST COMPANY, A MEMBER
                  ORGANIZATION OF A NATIONAL STOCK EXCHANGE OR
                  BY SUCH OTHER ENTITY WHOSE SIGNATURE IS ON FILE WITH AND ACCEPTABLE TO THE TRANSFER AGENT.

Signature Guarantee: